Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216

Wells Fargo & Company Commences Any and All Exchange

Offers for Certain Outstanding Subordinated Notes From

Eligible Holders

SAN FRANCISCO, Nov. 6, 2013 – Wells Fargo & Company (NYSE: WFC) announced today the commencement of two separate private offers to exchange (i) any and all outstanding subordinated notes of Wells Fargo & Company listed in the table below (the “Parent Notes”) for new Subordinated Notes due January 16, 2024, of Wells Fargo & Company (the “2024 Notes”), and (ii) any and all subordinated notes of Wells Fargo Bank, N.A. listed in the table below (the “Bank Notes” and, together with the Parent Notes, the “Old Notes”) for new Subordinated Notes due January 15, 2044 of Wells Fargo & Company (the “2044 Notes” and, together with the 2024 Notes, the “New Notes”) and cash, if any.

The exchange offers will expire at 11:59 p.m., New York City time, on December 5, 2013, unless extended by Wells Fargo & Company. Tenders of outstanding notes in the exchange offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 20, 2013, subject to extension by Wells Fargo & Company, but not thereafter, unless additional withdrawal rights are required by law. The Price Determination Date for the exchange offers is 11:00 a.m., New York City time, on November 21, 2013, unless extended by Wells Fargo & Company (the “Price Determination Date”).

Each exchange offer is being conducted by Wells Fargo & Company upon the terms and subject to the conditions set forth in a confidential offering circular, dated November 6, 2013, and related letter of transmittal. The exchange offers are only extended, and copies of the offering documents will only be made available, to holders of outstanding notes that have certified their status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended or (2)(A) a person other than a “U.S. person” as defined in Rule 902 under Regulation S of the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area that has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The following table sets forth the notes that are subject to the exchange offers:

									Composition of Hypothetical Total Exchange Price
CUSIP/ISIN Number	Old Notes	Issuer	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	New Note Series	Hypothetical Total Exchange Price[1,2,3]	Cash Payment[1,4]	Hypothetical Principal Amount of New Notes2, [5]
929903AE2/ US929903AE28	4.875% Subordinated Notes due February 15, 2014[6]	Wells Fargo & Company	$900,000,000	1.25% Note due February 15, 2014	PX3	+0	2024 Notes	$1,010.51	$0.00	$1,010.51
949746FS5/ US949746FS59	4.625% Subordinated Notes due April 15, 2014	Wells Fargo & Company	$500,000,000	1.25% Note due April 15, 2014	PX3	+0	2024 Notes	$1,017.42	$0.00	$1,017.42
844730AG6/ US844730AG67	5.800% Subordinated Notes due June 15, 2014	Wells Fargo & Company	$400,000,000	0.750% Note due June 15, 2014	PX3	+0	2024 Notes	$1,031.39	$0.00	$1,031.39
929903AJ1/ US929903AJ15	5.250% Subordinated Notes due August 1, 2014	Wells Fargo & Company	$1,500,000,000	0.125% Note due July 31, 2014	PX3	+5	2024 Notes	$1,034.61	$0.00	$1,034.61
949746CR0/ US949746CR04	5.000% Subordinated Notes due November 15, 2014	Wells Fargo & Company	$850,000,000	0.375% Note due November 15, 2014	PX4	+10	2024 Notes	$1,045.96	$0.00	$1,045.96
949746JE2/ US949746JE28	5.125% Subordinated Notes due September 15, 2016	Wells Fargo & Company	$850,000,000	0.625% Note due October 15, 2016	PX1	+40	2024 Notes	$1,114.01	$0.00	$1,114.01
929903CH3/ US929903CH31	5.625% Subordinated Notes due October 15, 2016	Wells Fargo & Company	$1,250,000,000	0.625% Note due October 15, 2016	PX1	+40	2024 Notes	$1,131.55	$0.00	$1,131.55

33738MAA9/ US33738MAA99	6.180% Subordinated Notes due February 15, 2036	Wells Fargo Bank, N. A.	$149,700,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,196.89	$0.00	$1,196.89
33738KAA3/ US33738KAA34	6.180% Subordinated Notes due February 15, 2036	Wells Fargo Bank, N. A.	$150,000,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,196.89	$0.00	$1,196.89
94980VAG3/ US94980VAG32	5.950% Subordinated Notes due August 26, 2036	Wells Fargo Bank, N. A.	$1,000,000,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,167.72	$0.00	$1,167.72
33738MAG6/ US33738MAG69	6.919% Subordinated Notes due December 15, 2036	Wells Fargo Bank, N. A.	$50,000,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,304.05	$0.00	$1,304.05
92976GAG6/ US92976GAG64	5.850% Subordinated Notes due February 1, 2037	Wells Fargo Bank, N. A.	$1,500,000,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,155.51	$100.00	$1,055.51
92976GAJ0/ US92976GAJ04	6.600% Subordinated Notes due January 15, 2038	Wells Fargo Bank, N. A.	$2,500,000,000	3.625% Bond due August 15, 2043	PX1	+100	2044 Notes	$1,266.17	$100.00	$1,166.17

1.	Hypotheticals are shown for illustrative purposes only. Actual prices and payments will be determined on the Price Determination Date.
2.	Includes the early exchange premium of $30.00 principal amount of New Notes of the relevant series in respect of each $1,000 principal amount of Old Notes tendered at or prior to the Early Participation Date (as defined below) and accepted for exchange.
3.	Sum of the applicable amount of cash payable and the applicable hypothetical principal amount of New Notes in respect of each $1,000 principal amount of Old Notes accepted for exchange.
4.	Amount of cash payable as a portion of the exchange consideration in respect of each $1,000 principal amount of Old Notes accepted for exchange. This amount excludes accrued and unpaid interest on the Old Notes, which will be payable in addition to the exchange consideration.
5.	Hypothetical principal amount of New Notes of the relevant series to be issued in respect of each $1,000 principal amount of Old Notes validly tendered at or prior to the Early Participation Date and accepted for exchange.
6.	Listed on the Luxembourg Stock Exchange.

The new 2024 Notes will bear interest at a rate per annum equal to the sum of (i) the bid-side yield on the 2.500% U.S. Treasury Note due August 15, 2023 as calculated on the Price Determination Date and (ii) 1.70% (170 basis points). The new 2044 Notes will bear interest at a rate per annum equal to the sum of (i) the bid-side yield on the 3.625% U.S. Treasury Bonds due August 15, 2043 as calculated on the Price Determination Date and (ii) 1.70% (170 basis points).

Each exchange offer is subject to the condition that a minimum of $500 million aggregate principal amount of new notes of the relevant series be issued in exchange for outstanding notes validly tendered and not validly withdrawn, as well as certain other conditions as described in the confidential offering circular.

The complete terms of the exchange offers are described in the confidential offering circular. Eligible Holders that validly tender and do not validly withdraw their old notes at or prior to 5:00 p.m., New York City time, on November 20, 2013 (subject to any extension by Wells Fargo & Company, the “Early Participation Date”) will receive an early exchange premium as described in the confidential offering memorandum. Wells Fargo & Company reserves the right, subject to applicable law, to extend, terminate or otherwise amend the terms of either or both exchange offers.

If and when issued, the new notes will not be registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Wells Fargo & Company will enter into a registration rights agreement with respect to the new notes.

Documents relating to the exchange offers will be distributed only to holders of the outstanding notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the outstanding notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/wfc or contact D.F. King & Co., Inc., the information agent for the exchange offers, by calling toll-free (800) 549-6697 or at (212) 269-5550 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers are being made solely by the confidential offering circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or fall within Article 43 of the Order, or any other person to whom it may otherwise lawfully be communicated under the Order (all such persons together being referred to as “relevant persons”). The new notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This press release contains forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made and are not based on historical facts but instead represent Wells Fargo & Company’s then current expectations regarding future events, circumstances or results. Wells Fargo & Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, whether or not Wells Fargo & Company will ultimately consummate the exchange offers, the satisfaction of the conditions described in the confidential offering circular and market conditions.